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                      [WASTE MANAGEMENT, INC. LETTERHEAD]


                              FOR IMMEDIATE RELEASE


     WASTE MANAGEMENT COMMENTS ON ARTHUR ANDERSEN'S SETTLEMENT WITH THE SEC

HOUSTON, JUNE 19, 2001 -- Waste Management, Inc. (NYSE: WMI) responded today to the announcement that its outside auditor, Arthur Andersen LLP, had reached a settlement with the Securities Exchange Commission regarding audits done for a wholly-owned subsidiary of Waste Management, Inc. for the calendar years in the period from 1993 through 1996 and the 1998 restatement of such subsidiary's financial statements. The subsidiary, which at that time was known as Waste Management, Inc. (Old Waste Management), was merged with a wholly-owned subsidiary of USA Waste Services, Inc. in 1998, and changed its name to Waste Management Holdings, Inc. USA Waste Services, Inc. then changed its name to Waste Management, Inc. (New Waste Management).

"Although the Company was never a party to the proceedings that the SEC instituted against Arthur Andersen, we are pleased that the matter was resolved to the satisfaction of both the SEC and Arthur Andersen," said A. Maurice Myers, Chairman, Chief Executive Officer and President of Waste Management. "The former officers of the Old Waste Management that were referenced in Arthur Andersen's settlement with the SEC are no longer at Waste Management, and we have worked hard to put in place a new management team that can both prevent the problems of the past and focus attention on enhancing our position as the industry's leading provider of comprehensive waste management services. Arthur Andersen's resolution of its issues with the SEC is another major step in accomplishing that goal and in putting the issues surrounding the February 1998 restatement behind us."

The settlement relates to an investigation by the SEC involving Old Waste Management's 1998 restatement of its prior financial statements for the calendar years from 1993 through 1996, which were audited by Arthur Andersen. Waste Management has cooperated fully with the SEC in the investigation, and does not believe that the SEC will seek any action against Waste Management in connection with the events detailed in the Arthur Andersen settlement. "Waste Management has resolved most of the litigation arising out of the 1998 restatement, including



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the settlement of a shareholder class action suit in Chicago and a recent agreement to settle a class action pending in federal court in Boston by individuals who sold their companies to Old Waste Management between 1990 and 1997 in return for Old Waste Management's common stock", said Mr. Myers. "The Company is continuing to work diligently to bring the remaining suits or proceedings arising out of the 1998 restatement to a conclusion in the near future."

         Waste Management, Inc. is its industry's leading provider of comprehensive waste management services. Based in Houston, the Company serves municipal, commercial, industrial, and residential customers throughout North America.

                                     -####-

Certain statements contained in this press release include statements that are "forward-looking statements." Outlined below are some of the risks that the Company faces and that could affect our financial statements for 2001 and beyond and that could cause actual results to be materially different from those that may be set forth in forward-looking statements made by the Company. However, they are not the only risks that the Company faces. There may be additional risks that we do not presently know or that we currently believe are immaterial which could also impair our business. We caution you not to place undue reliance on these forward-looking statements, which speak only as of their dates. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

     o    the outcome of litigation or investigations;

     o possible changes in our estimates of site remediation requirements, final closure and post-closure obligations, compliance and other audits and regulatory developments;

     o the possible impact of regulations on our business, including the cost to comply with regulatory requirements and the potential liabilities associated with disposal operations, as well as our ability to obtain and maintain permits needed to operate our facilities;

     o the effect of limitations or bans on disposal or transportation of out-of-state waste or certain categories of waste;

     o our ability to improve the productivity of acquired operations and use our asset base and strategic position to operate more efficiently;

     o our ability to accurately assess all of the pre-existing liabilities of companies we have acquired and to successfully integrate the operations of acquired companies with our existing operations;

     o possible charges against earnings for certain shut down operations and uncompleted acquisitions or development or expansion projects;

     o possible charges to asset impairments or further impairments to long-lived assets resulting from changes in circumstances or future business events or decisions;

     o the effects that trends toward requiring recycling, waste reduction at the source and prohibiting the disposal of certain types of wastes could have on volumes of waste going to landfills and waste-to-energy facilities;

     o the effect the weather has on our quarter to quarter results, as well as the effect of extremely harsh weather on our operations;

     o the effect of price fluctuations of recyclable materials processed by the Company;

     o the effect competition in our industry could have on our ability to maintain margins, including uncertainty relating to competition with governmental sources that enjoy competitive advantages from tax-exempt financing and tax revenue subsidies;



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     o    possible defaults under our credit agreements if cash flows are less than we expect or capital expenditures are more than we expect, and the possibility that we can not obtain additional capital on acceptable terms if needed;

     o possible diversions of management's attention and increases in operating expenses due to efforts by labor unions to organize our employees;

     o possible increases in operating expenses due to fuel price increases or fuel supply shortages;

     o    the effects of general economic conditions; and

     o our ability to successfully deploy our new enterprise-wide software systems.

Additional information regarding these and/or other factors that could materially affect results and the accuracy of the forward-looking statements contained herein may be found in Part I, Item 1 and Part II, Item 7 of the Company's Annual Report on Form 10-K for the year ended December 31, 2000 and in
Part I, Item 2 of the Company's Quarterly Report on Form 10-Q for the three months ended March 31, 2001.